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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                  July 2, 2001
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                        (DATE OF EARLIEST EVENT REPORTED)


                       Video Network Communications, Inc.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        Delaware                000-22235                     52-1707962
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        (STATE OF              (COMMISSION               (I.R.S. EMPLOYER
   INCORPORATION)               FILE NUMBER)            IDENTIFICATION NUMBER)


         50 International Drive, Portsmouth, New Hampshire          03801
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         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



                                 (603) 334-6700
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5. OTHER EVENTS.

        On July 9, 2001, Video Network Communications, Inc. (the "Company") announced that the Company received a Nasdaq Staff Determination on July 2, 2001, indicating that the Company fails to comply with the net tangible assets requirement for continued listing under Marketplace Rule 4310(c)(2)(B), and that the Company's securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff's determination. The Company's securities will continue to trade on The Nasdaq SmallCap Market pending the Panel's decision. According to Nasdaq procedures, the hearing date will be set, to the extent practicable, within 45 days of the request. There can be no assurance that the Panel will grant the Company's request for continued listing.

        A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit 99.1 Press Release dated July 9, 2001 announcing receipt of a Nasdaq Staff Determination that the Company's securities are subject to delisting from The Nasdaq SmallCap Market.


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                                   SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  VIDEO NETWORK COMMUNICATIONS, INC.




Date:  July 9, 2001               By:  /s/ Robert H. Emery
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                                       Robert H. Emery
                                       Chief Financial Officer, Vice President
                                       of Administration and Secretary



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                             Exhibit Index

Exhibit 99.1 Press Release dated July 9, 2001 announcing receipt of a Nasdaq Staff Determination that the Company's securities are subject to delisting from The Nasdaq SmallCap Market.